EXHIBIT A-1



     Certain consolidating financial statements herein are being filed by the Company under separate cover to be afforded confidential treatment. Pursuant to the Freedom of Information Act and Applicable rules of the Securities and Exchange Commission, the consolidating financial information relating to the Company's non-utility subsidiaries have been separated from the remainder of Exhibit A and marked "CONFIDENTIAL TREATMENT REQUESTED BY DPL INC."

     The Statements for which confidential treatment is requested are found on pages 16 through 39 of Exhibit A-1 bearing the following headings:

1.  Inc. Consolidation Detail Report, Subsidiaries
    Unconsolidated, Income Statement, Year to Date 12/31/96;

2.  Inc. Consolidation Detail Report, Subsidiaries
    Unconsolidated, Balance Sheet, Year to Date 12/31/96;

3.  MVD Consolidation Detail Report, Income Statement, Year to
    Date 12/31/96;

4.  MVD Consolidation Detail Report, Balance Sheet, Year to Date
    12/31/96;

5.  DP&L Consolidation Detail Report, Subsidiaries
    Unconsolidated, Income Statement, Year to Date 12/31/96; and

6.  DP&L Consolidation Detail Report, Subsidiaries
    Unconsolidated, Balance Sheet, Year to Date 12/31/96.


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